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                                                                    EXHIBIT 23.5



[Kleiman, Carney & Greenbaum, P.C. letterhead]



May 21, 1997




                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference of our firm under the caption "Experts" and to the use of our reports dated January 19, 1996, February 2, 1996 and May 30, 1996, with respect to the financial statements of Wolpin Broadcasting Company incorporated by reference in the Post-effective Amendment No. 1 to Registration Statement on Form S-4 and related Prospectus of Children's Broadcasting Corporation for the registration of shares of its common stock and debt securities.


                                   Very truly yours,

                                   KLEIMAN, CARNEY & GREENBAUM



                                   /s/ MARK CARNEY
                                   ------------------------------

                                   MARK CARNEY
                                   Certified Public Accountant

Farmington Hills, Michigan
May 21, 1997